Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of Cumberland Pharmaceuticals Inc. (the “Company”) on Form S-3 (No. 333-276052) and Form S-8 (Nos. 333-164376 and 333-271978) of our report dated March 12, 2024, on our audit of the consolidated financial statements of the Company as of December 31, 2023, and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ Carr, Riggs & Ingram, LLC

Nashville, Tennessee
March 12, 2024